BUXTON & CLOUD
                          Certified Public Accountants
                               6440 Avondale Drive
                             Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated April 1, 2002, with respect to the financial statements of EMTC International, Inc., an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.

                                 /s/ Buxton & Cloud.

                                 Buxton & Cloud

Oklahoma City, Oklahoma
May 1, 2002